As filed with the Securities and Exchange Commission on June 23, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Anthera Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1852016
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Anthera Pharmaceuticals, Inc.
25801 Industrial Boulevard, Suite B
Hayward, California 94545
(510) 856-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul F. Truex
President and Chief Executive Officer
25801 Industrial Boulevard, Suite B
Hayward, California 94545
(510) 856-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Bradley A. Bugdanowitz, Esq.
Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco, California 94111-4003
(415) 733-6000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration.
     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered (1)(2)	Per Unit (3)	Offering Price (3)	Registration Fee (3)
Common Stock	321,429	$8.09	$2,600,360.61	$301.90

(1)	The shares of common stock, $0.001 par value per share, of Anthera Pharmaceuticals, Inc. that may be offered pursuant to this Registration Statement consist of shares of common stock issuable upon exercise of warrants held by Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P.

(2)	In accordance with Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers an additional and indeterminate number of shares of common stock of Anthera Pharmaceuticals, Inc. that may become issuable as a result of the provisions of the warrants relating to adjustments for changes resulting from stock splits, stock dividends or other similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. Based on the average of the high and low prices for the common stock on June 22, 2011.
* * *
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 23, 2011
PROSPECTUS
321,429 Shares of Common Stock Issuable Upon Exercise of Warrants
This prospectus covers the sale of an aggregate of 321,429 shares of our common stock, $0.001 par value per share, by the selling stockholders identified in this prospectus, including their transferees, pledgees, donees or successors. The common stock covered by this prospectus consists of (i) 176,786 shares of common stock issuable upon exercise of outstanding warrants issued to Hercules Technology Growth Capital, Inc. in a private placement transaction that closed on March 28, 2011 (the “Hercules Warrants”) and (ii) 144,643 shares of common stock issuable upon exercise of outstanding warrants issued to Hercules Technology II, L.P. (the “Hercules II Warrants” and, together with the Hercules Warrants, the “Warrants”) in a private placement transaction that closed on March 28, 2011.
The selling stockholders may sell their shares of common stock from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of common stock by the selling stockholders, other than as a result of the exercise of warrants held by the selling stockholders for cash. Upon exercise of the Warrants for cash, the selling stockholders would pay us an exercise price of $6.00 per share of common stock, which would result in up to an aggregate of $1,928,574 if the Warrants are exercised for cash in full.
No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares of common stock.
Our common stock is traded on the NASDAQ Global Market under the symbol “ANTH”. On June 22, 2011, the closing sale price of our common stock on the NASDAQ Global Market was $8.00 per share.
Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus and any risk factors set forth in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June      , 2011.

* * *
You should rely only on the information contained in this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into it contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and in our periodic filings with the Securities and Exchange Commission, or SEC, incorporated by reference or included in this prospectus or any prospectus supplement. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, the timing of events and circumstances and actual results could differ materially from those projected in the forward looking statements. Forward-looking statements include, but are not limited to, statements about:
•	our expectations related to the use of proceeds, if any, from this offering;

•	the progress of, timing of and amount of expenses associated with our research, development and commercialization activities;

•	the timing, conduct and success of our clinical studies for our product candidates;

•	our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits and effectiveness of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our product candidates;

•	our ability to manufacture sufficient amounts of our product candidates for clinical studies and products for commercialization activities;

•	our intention to seek to establish strategic collaborations or partnerships for the development or sale of our product candidates;

•	our expectations as to future financial performance, expense levels and liquidity sources;

•	the timing of commercializing our product candidates;

•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;

•	anticipated trends and challenges in our potential markets;

•	our ability to attract and retain key personnel; and

•	other factors discussed elsewhere in this prospectus or any prospectus supplement.
The forward-looking statements relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus, particularly in the section entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

PROSPECTUS SUMMARY
This summary highlights certain information contained or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the information set forth under the headings “Risk Factors” and our financial statements and the documents incorporated herein by reference, before making an investment decision.
Our Company
We are a biopharmaceutical company focused on developing and commercializing products to treat serious diseases associated with inflammation, including cardiovascular and autoimmune diseases. We currently have one Phase 3 clinical program, varespladib, and two Phase 2 clinical programs, blisibimod (formerly referred to as A-623) and A-001. Varespladib and A-001 are designed to inhibit a novel enzyme target known as secretory phospholipase A2, or sPLA2. Elevated levels of sPLA2 have been implicated in a variety of acute inflammatory conditions, including acute coronary syndrome and acute chest syndrome associated with sickle cell disease, as well as in chronic diseases such as stable coronary artery disease. Our Phase 2 product candidate, blisibimod, targets elevated levels of B-cell activating factor, which has been associated with a variety of B-cell mediated autoimmune diseases, including systemic lupus erythematosus, or lupus, lupus nephritis, rheumatoid arthritis, multiple sclerosis, Sjögren’s Syndrome, Graves’ Disease and others. We have worldwide rights to our product candidates, with the exception of Japan, where Shionogi & Co., Ltd. retains commercial rights to our sPLA2 product candidates.
Summary of Product Development Programs
We have focused our product development programs on anti-inflammatory therapeutics for cardiovascular diseases, lupus and other serious diseases for which we believe current treatments are either inadequate or non-existent. Our current product development programs are listed in the figure below.
Varespladib
Varespladib is an orally administered pro-drug of A-001, which is a broad-spectrum, once-daily inhibitor of the IIa, V and X iso-forms of the sPLA2 enzyme that has demonstrated potent anti-inflammatory, lipid-lowering and lipid-modulating treatment effects in multiple clinical studies. We have commenced the Phase 3 VISTA-16 study to evaluate varespladib in combination with atorvastatin therapy, specifically Lipitor, for the short-term (16-week) treatment of acute coronary syndrome. The primary endpoint of the VISTA-16 study is to determine whether 16 weeks of once-daily treatment with varespladib plus a dose of Lipitor (atorvastatin) is superior to placebo plus Lipitor (atorvastatin) in the time to the first occurrence of the combined endpoint of cardiovascular death, non-fatal myocardial infarction, non-fatal stroke or documented unstable angina with objective evidence of ischemia requiring hospitalization as defined by recent U.S. Food and Drug Administration, or FDA, draft guidance. We have an agreement with the FDA on a Special Protocol Assessment, or SPA, for the VISTA-16 study. An SPA provides an opportunity for the clinical study sponsor to receive feedback from the FDA regarding the potential adequacy of a clinical study to meet certain regulatory and scientific requirements if conducted in accordance with the SPA agreement. We have submitted, and may submit in the future, amendments to the VISTA-16 study to address recommendations by the FDA, investigators and potential strategic partners. An SPA is not a guarantee of an approval of a product candidate or any permissible claims about the product candidate.
In June 2010, we initiated enrollment in the VISTA-16 clinical study. Pursuant to our SPA agreement with the FDA, our multinational, randomized, double-blind, placebo-controlled Phase 3 acute coronary syndrome VISTA-16 study will enroll up to 6,500 patients. We anticipate the study will be conducted in up to 15 countries and up to 500 centers. On April 18, 2011, we announced that enrollment in the Phase 3 VISTA-16 study of varespladib in Acute Coronary Syndromes will continue based on positive outcome of an interim biomarker analysis and review of available patient safety data. An independent statistician completed an analysis of various biomarkers of cardiovascular risk and determined that treatment with once-daily varespladib met the pre-specified criteria for the study to proceed. Prior to the VISTA-16 clinical study, over 1,000 patients and healthy volunteers in at least 15 previous clinical studies have been exposed to varespladib. Varespladib was generally well-tolerated in studies where patients were exposed to a maximum of 48 weeks of therapy.
Blisibimod
Blisibimod (formerly referred to as A-623) is a peptibody antagonist of the B-cell activating factor, or BAFF, cytokine that is initially being developed as a treatment for lupus. BLyS, also known as BAFF, is a tumor necrosis family member and is critical to the development, maintenance and survival of B-cells. Although the cause of lupus is still not completely understood, B-cell activation and autoantibody production are known to be central to the process. Evidence has emerged that over-expression of BAFF plays an important role in this disease process. In preclinical studies, transgenic mice created to over-express BAFF begin to exhibit symptoms similar to lupus. In addition, treatment of these same mice with BAFF antagonists appears to ameliorate the disease.
After successfully reactivating our Investigational New Drug Application, we initiated a Phase 2b clinical study with blisibimod for the treatment of lupus in July 2010 called PEARL-SC. In December 2010, we announced the selection of a contract manufacturing organization for our larger scale good manufacturing practice, or GMP, manufacturing, the Merck Biomanufacturing Network (recently acquired by Fujifilm), and began the technical transfer of the full manufacturing of GMP bulk product for eventual pivotal clinical studies and an optional expansion and/or extension of the PEARL-SC study. We may also study blisibimod in other B-cell mediated autoimmune diseases such as Sjögren’s Syndrome or orphan indications such as myasthenia gravis and pemphigus. We are actively pursuing a partnership with major pharmaceutical companies to develop and commercialize blisibimod.
A-001
A-001 is an intravenously administered, potent, broad-spectrum inhibitor of sPLA2, including forms IIa, V and X, for the prevention of acute chest syndrome associated with sickle cell disease in at-risk patients. Substantial scientific evidence implicates sPLA2 activity in the development of acute chest syndrome associated with sickle cell disease, as well as other forms of acute lung injury. sPLA2 levels increase in advance of acute chest syndrome episodes and can be used alongside the presence of fever to strongly predict an impending episode. There is a strong correlation between levels of CRP and sPLA2 in this patient population. Patients with acute chest syndrome associated with sickle cell disease can exhibit levels of sPLA2 that can be 100 times greater than normal. Our planned multinational, randomized, double-blind, placebo-controlled Phase 3 clinical study will enroll up to 200 patients with sickle cell disease who are at an elevated risk of developing acute chest syndrome. The FDA granted orphan drug and fast-track designation for A-001 for the prevention of acute chest syndrome in at-risk patients.
The Offering
This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 321,429 shares of common stock, all of which are issuable upon the exercise of the Warrants. The Warrants were issued in a private placement transaction that closed on March 28, 2011. All of the shares, when sold, will be sold by the selling stockholders. The selling stockholders may sell their shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the selling stockholders, other than as a result of the exercise of warrants held by the selling stockholders for cash. Upon exercise of the Warrants for cash, the selling stockholders would pay us an exercise price of $6.00 per share of common stock, which would result in up to an aggregate of $1,928,574 if the Warrants are exercised for cash in full.

Company Information
We were incorporated in Delaware on September 9, 2004 as Anthera Pharmaceuticals, Inc. Our corporate headquarters are located at 25801 Industrial Boulevard, Suite B, Hayward, California 94545 and our telephone number is (510) 856-5600. Our website address is www.anthera.com. The information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus and is not part of this prospectus.
We use various trademarks, service marks and trade names in our business, including without limitation “Anthera Pharmaceuticals” and “Anthera.” This prospectus also contains trademarks, service marks and trade names of other businesses that are the property of their respective holders.
Unless the context otherwise requires, we use the terms “Anthera Pharmaceuticals,” “Anthera,” “we,” “us,” “the Company” and “our” in this prospectus to refer to Anthera Pharmaceuticals, Inc. and its sole subsidiary.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and the risks discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are incorporated by reference in this prospectus in their entirety, together with other information in this prospectus and the information and documents incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS
The proceeds from the resale of the shares of common stock under this prospectus are solely for the account of the selling stockholders identified in this prospectus. We may indirectly receive proceeds of up to an aggregate of $1,928,574 if the selling stockholders exercise the Warrants in full for cash (we will not receive any proceeds if the Warrants are exercised on a cashless basis), which shares issued upon exercise of the Warrants may then be resold under this prospectus. We will not, however, directly receive any proceeds from the sale of shares under this prospectus. We intend to use the net proceeds generated by exercises of the Warrants, if any, for general corporate purposes. We may also use a portion of any proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. We cannot estimate how many, if any, of the Warrants will be exercised as a result of this offering.

SELLING SECURITY HOLDERS
On March 25, 2011, we entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P. (collectively, “Hercules”). Pursuant to the Loan and Security Agreement, at closing, Hercules made a term loan in the principal amount of $25.0 million to the Company.
As part of the financing, Hercules received warrants to purchase up to an aggregate of 321,429 fully paid and non-assessable shares of common stock, par value $0.001 per share, of the Company at an exercise price equal to $6.00 per share, subject to certain adjustments as specified in the Warrants. The Warrants are exercisable in whole or in part at any time until March 25, 2018. In connection with the private placement, we agreed to register the resale of the shares of common stock underlying the Warrants. This prospectus covers the resale of such shares by the selling stockholders and their trustees, pledges, doners or successors.
The following table sets forth certain information regarding the selling stockholders and the shares of common stock beneficially owned by them and issuable to the selling stockholders upon a cash exercise of the Warrants, which information is available to us as of June 22, 2011. The selling stockholders may offer the shares under this prospectus from time to time and may elect to sell some, all or none of the shares set forth next to their name. As a result, we cannot estimate the number of shares of common stock that a selling stockholder will beneficially own after termination of sales under this prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s shares of common stock since the date on which they provided information for this table. We have not made independent inquiries about this. We are relying on written commitments from the selling stockholders to notify us of any changes in their beneficial ownership after the date they originally provided this information. See section entitled “Plan of Distribution” beginning on page 8.

	# of Shares	# of Shares	# of Shares	% of Shares
	Beneficially	Offered	Beneficially	Beneficially
	Owned Before	Pursuant to	Owned After	Owned After
Selling Stockholder	Offering(1)	this Prospectus	Offering(2)	Offering(2)
Hercules Technology Growth Capital, Inc.	176,786	176,786	—	—
Hercules Technology II, L.P.	144,643	144,643	—	—
Total	321,429	321,429	—	—

(1)	Represents the number of shares of common stock that may be issued upon exercise of the Warrants. For the purposes hereof, we assume the issuance of all such shares pursuant to a cash exercise. The actual number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment for any stock split, stock dividend or similar transaction involving the common stock, and could be materially less or more than such number depending on factors which cannot be predicted by us at this time. The actual number of shares of common stock described in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the Warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Assumes that the selling stockholder will sell all shares of common stock offered by it under this prospectus.

PLAN OF DISTRIBUTION
We are registering an aggregate of 321,429 shares of common stock issuable upon exercise of the Warrants issued to the selling stockholders to permit the resale of such shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, other than as a result of the exercise of the Warrants held by the selling stockholders for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority or FINRA, Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Goodwin Procter LLP, San Francisco, California.
EXPERTS
The financial statements of the Company incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s development stage status), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.
We are subject to the informational requirements of the Securities Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.anthera.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 7, 2011;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011;

3.	The Company’s Current Reports on Form 8-K, filed with the SEC on February 1, 2011, March 29, 2011, April 20, 2011, April 25, 2011 and June 3, 2011;

4.	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 16, 2011; and

5.	The description of the Company’s common stock contained in the Registration Statement on Form 8-A (Registration No. 001-34637), filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, on February 22, 2010, including any amendments or reports filed for the purpose of updating such description.
All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Corporate Secretary, Anthera Pharmaceuticals, Inc., 25801 Industrial Boulevard, Suite B, Hayward, California 94545; telephone: (510) 856-5600. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

321,429 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS

PROSPECTUS

June    , 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses payable by us in connection with this offering are as follows:

Amount

Securities and Exchange Commission registration fee	$301.90
Accountants’ fees and expenses	$10,000
Legal fees and expenses	$10,000
Miscellaneous	$25,000

Total Expenses	$45,301.90

All expenses are estimated except for the Securities and Exchange Commission fee.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our bylaws provide that:
•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
We have entered into indemnification agreements with each of our directors and our executive officers and, in several cases, amended and restated indemnification agreements with certain of their affiliates. These agreements provide that we will indemnify each of our directors, executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees, judgments, fines and settlement amounts, to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as an officer or director brought on behalf of the Company or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that the Company’s obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.
Item 16. Exhibits
See the Exhibit Index set forth on the last page of this registration statement.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on June 23, 2011.

Anthera Pharmaceuticals, Inc.
By:	/s/ Paul F. Truex
Paul F. Truex, President and Chief Executive Officer

We, the undersigned officers and directors of Anthera Pharmaceuticals, Inc., hereby severally constitute and appoint Paul F. Truex and Christopher P. Lowe, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul F. Truex Paul F. Truex	President and Chief Executive Officer and Director (Principal Executive Officer	June 23, 2011

/s/ Christopher P. Lowe Christopher P. Lowe	Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2011

/s/ Christopher S. Henney Christopher S. Henney	Chairman of the Board of Directors	June 23, 2011

/s/ James I. Healy James I. Healy	Director	June 23, 2011

/s/ Donald J. Santel Donald J. Santel	Director	June 23, 2011

/s/ Daniel K. Spiegelman Daniel K. Spiegelman	Director	June 23, 2011

/s/ David E. Thompson David E. Thompson	Director	June 23, 2011

/s/ Peter A. Thompson Peter A. Thompson	Director	June 23, 2011

EXHIBIT INDEX

Number	Description
3.1	Fifth Amended and Restated Certificate of Incorporation(1)
3.2	Amended and Restated Bylaws(2)
4.1	Specimen certificate evidencing shares of common stock(3)
4.2	Second Amended and Restated Investor Rights Agreement by and among the Company and the other persons and entities party thereto, dated as of July 17, 2009(3)
4.3	Form of Warrant Agreement dated March 25, 2011(4)
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

(1)	Filed as Exhibit 3.6 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-161930), filed February 3, 2010 and incorporated herein by reference.

(2)	Filed as Exhibit 3.7 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-161930), filed February 3, 2010 and incorporated herein by reference.

(3)	Filed as the same numbered exhibit to the registrant’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-161930), filed January 29, 2010 and incorporated herein by reference.

(4)	Filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K, filed March 29, 2011 and incorporated herein by reference.